Exhibit 99.1

Investor Contact: Robert Jaffe rjaffe@rjaffeco.com 424.288.4098

NANTHEALTH REPORTS 2020 SECOND QUARTER FINANCIAL RESULTS

•	Q2 Financial Highlights 2020 vs 2019:

•	SaaS revenue of $17.5 million vs $18.3 million

•	Total gross margin of 58%, up from 56%

•	In July 2020, acquired OpenNMS Group, the world’s premier open source network management company

•	Expands product and service offerings while opening opportunities beyond healthcare

•	Allows teams to leverage complementary AI technologies and capabilities in Cloud and SaaS

Culver City, Calif. - August 6, 2020 - NantHealth, Inc. (NASDAQ-GS: NH), a next-generation, evidence-based, personalized healthcare company, today reported financial results for its second quarter ended June 30, 2020.

“In July, we completed the strategic acquisition of the OpenNMS Group, Inc., a company with the world’s premier open source network management software platform,” said Ron Louks, Chief Operating Officer, NantHealth. “This is an exciting transaction for NantHealth because it expands and diversifies our software portfolio and service offerings, enhances our AI, Cloud and SaaS capabilities, and opens market opportunities beyond healthcare.

“In response to the COVID-19 crisis, we supported the healthcare community by launching the NantHealth Cares initiative. As part of this initiative, we made our NaviNet AllPayer platform available to providers for free during the month of May. We believe it is important to do our part during the pandemic to help reduce the financial and capacity strain on hard-hit providers, even if it temporarily impacted our revenue.

“In addition, NantHealth CEO, Dr. Patrick Soon-Shiong, presented a video series exploring the science behind COVID-19. The educational series was made accessible on the NantHealth.com website and our NaviNet and Eviti platforms, which garnered more than 10,000 views - over 1,300 hours watched. In addition, NantHealth medical experts hosted two webinars designed to educate our payers, providers and partners on COVID-19. Both webinars generated considerable interest with over 900 registrants each.”

Software and Services Highlights:

•	Clinical Decision Support (Eviti®):

•	Implemented, through a channel partnership, Eviti Advisor clinical decision support platform with a leading non-profit medical center in New York City

•	In July, significantly expanded Eviti Connect across the Medicaid population of a leading U.S. health insurance company with the addition of two states

•
Leveraged the Eviti platform to educate users on the implications of COVID-19 for cancer care and the science behind emerging treatments through videos and instruction. Also, added a feature enabling payers to gain insights to COVID-19 testing relative to oncology treatment plans

•	Released enhancements to the Eviti platform, including:

◦	Return-on-Investment (ROI) reporting: implemented cost savings dashboard enabling more robust and expedited validation of ROI for our customers

◦
White blood cell growth factor deviation messaging: added messaging to communicate unexpected use of white blood cell growth factor when a treatment plan is entered, allowing users to make real-time corrections for faster review and approval

•	Payer Engagement (NaviNet®):

•	Leveraged the NaviNet platform to enable payers to post updates to their medical policies and other key information - assisting the provider community directly impacted by the COVID-19 pandemic

•
Launched workflow enhancements that enable providers to update prior authorizations already on file with our payer customers. Payers that enable this option as part of their NaviNet Open services can expect to receive more prior authorization requests electronically, while streamlining the process of managing prior authorizations for their providers

Precision Medicine and Artificial Intelligence - Highlights:

•	In May, received notice from Molecular Diagnostic Services (MolDx) of a limited coverage determination for Omics CoreSM

•
In June, announced the publication of four abstracts in the developmental therapeutics session of the American Society of Clinical Oncology (ASCO) 2020 Virtual Scientific Program. In collaboration with ImmunityBio, LLC, the company presented data, gathered from its database, which was used to advance findings in molecularly targeted agents and tumor biology

•
In June, announced the publication of a study in JCI Insight, a peer reviewed journal dedicated to biomedical research. The study, “Transcriptomic silencing as a potential mechanism of treatment resistance,” explained the importance of using both transcriptomics and genomics for patient tumor interrogation to gain actionable insights into reducing the risk of tumor treatment resistance

Business and Financial Highlights

For the 2020 second quarter:

•
Total net revenue was $17.6 million, which included $17.5 million of SaaS revenue. This compares with 2019 second quarter total net revenue of $20.1 million, which included $18.3 million of SaaS revenue and $1.3 million of home health care services revenue, a business the Company divested on June 7, 2019

•	Gross profit increased to $10.3 million, or 58% of total net revenue, compared with $11.3 million, or 56% of total net revenue, for the prior year period

•	Selling, general and administrative (SG&A) expenses declined to $12.0 million from $13.8 million in 2019 second quarter

•
Research and development (R&D) expenses increased to $4.2 million from $3.4 million, primarily due to investments in product portfolio expansion and growth in data science, machine learning and AI capabilities

•
Net loss from continuing operations, net of tax, was $48.3 million, or $0.44 per share, which included a non-cash loss from related party equity method investment of $29.9 million and a $6.9 million expense from our fair value bookings commitment liability. This compares with the prior-year second quarter net loss from continuing operations, net of tax, of $17.1 million, or $0.15 per share, which included loss from related party equity method investment of $2.2 million

•	Non-GAAP net loss from continuing operations was $7.5 million, or $0.07 per share, compared with $6.9 million, or $0.06 per share, for the second quarter of last year

•	At June 30, 2020, cash and cash equivalents totaled $37.5 million

Conference Call Information and Forward-Looking Statements
Later today, the company will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) to review its results of operations for the second quarter ended June 30, 2020. The conference call will be available to interested parties by dialing 800-708-4540 from the U.S. or Canada, or 847-619-6397 from international locations, passcode 49876109. The call will be broadcast via the Internet at www.nanthealth.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding topics such as the company’s financial status and performance, regulatory and operational developments, and other comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures
This news release contains references to Non-GAAP financial measures, including adjusted net loss and adjusted net loss per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. Other companies may define these measures in different ways. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. Non-GAAP per share numbers are calculated based on one class of common stock and do not incorporate the effects, if any, of using the two-class method.

About NantHealth, Inc.
NantHealth, a member of the NantWorks ecosystem of companies, provides leading solutions across the continuum of care for physicians, payors, patients and biopharmaceutical organizations. NantHealth enables the use of cutting-edge data and technology toward the goals of empowering clinical decision support and improving patient outcomes. NantHealth’s comprehensive product portfolio combines the latest technology in payor/provider platforms that exchange information in near-real time (NaviNet and Eviti), and molecular profiling services that combine comprehensive DNA & RNA tumor-normal profiling with pharmacogenomics analysis (GPS Cancer®). For more information, please visit www.nanthealth.com or follow us on Twitter, Facebook and LinkedIn.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. Risks and uncertainties include, but are not limited to: our ability to successfully integrate a complex learning system to address a wide range of healthcare issues; our ability to successfully amass the requisite data to achieve maximum network effects; appropriately allocating financial and human resources across a broad array of product and service offerings; raising additional capital as necessary to fund our operations; achieving significant commercial market acceptance for our sequencing and molecular analysis solutions; establish relationships with, key thought leaders or payers’ key decision makers in order to establish GPS Cancer as a standard of care for patients with cancer; our ability to grow the market for our Systems Infrastructure, and applications; successfully enhancing our Systems Infrastructure and applications to achieve market acceptance and keep pace with technological developments; customer concentration; competition; security breaches; bandwidth limitations; our ability to integrate OpenNMS into our operations; our ability to obtain regulatory approvals; dependence upon senior management;

the need to comply with and meet applicable laws and regulations; unexpected adverse events; clinical adoption and market acceptance of GPS Cancer; and anticipated cost savings. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

NantHealth, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	June 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$37,526	$5,243
Accounts receivable, net	3,473	6,179
Related party receivables, net	1,146	823
Prepaid expenses and other current assets	3,359	19,341
Current assets of discontinued operation	—	6,327
Total current assets	45,504	37,913
Property, plant, and equipment, net	13,206	14,985
Goodwill	97,307	97,307
Intangible assets, net	47,829	51,848
Investment in related party	—	31,702
Related party receivable, net of current	848	1,108
Operating lease right-of-use assets	7,776	8,470
Other assets	2,038	1,818
Noncurrent assets of discontinued operation	—	21,336
Total assets	$214,508	$266,487

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$3,159	$3,377
Accrued and other current liabilities	11,852	31,988
Deferred revenue	4,454	7,098
Related party payables, net	3,852	4,120
Notes payable	—	238
Current liabilities of discontinued operation	—	10,680
Total current liabilities	23,317	57,501
Deferred revenue, net of current	687	1,129
Related party liabilities	27,644	24,227
Related party promissory note	112,666	112,666
Related party convertible note, net	9,129	8,864
Convertible notes, net	87,518	84,648
Operating lease liabilities	8,863	9,728
Other liabilities	26,905	23,211
Noncurrent liabilities of discontinued operation	—	1,649
Total liabilities	296,729	323,623

Stockholders' deficit
Common stock, $0.0001 par value per share, 750,000,000 shares authorized; 110,929,357 and 110,619,678 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	11	11
Additional paid-in capital	890,292	889,955
Accumulated deficit	(972,108)	(946,884)
Accumulated other comprehensive loss	(416)	(218)
Total stockholders' deficit	(82,221)	(57,136)
Total liabilities and stockholders' deficit	$214,508	$266,487

NantHealth, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Total net revenue	$17,585	$20,052	$35,765	$40,261

Total cost of revenue	7,318	8,723	14,514	18,984
Gross Profit	10,267	11,329	21,251	21,277

Operating Expenses
Selling, general and administrative	11,995	13,811	24,422	29,135
Research and development	4,215	3,391	7,765	7,241
Amortization of acquisition-related assets	866	1,054	1,733	2,108
Impairment of intangible asset	—	3,977	—	3,977
Total operating expenses	17,076	22,233	33,920	42,461

Loss from operations	(6,809)	(10,904)	(12,669)	(21,184)
Interest expense, net	(4,773)	(4,473)	(9,430)	(8,887)
Other (expense) income, net	(6,751)	1,069	(3,297)	(1,436)
Loss from related party equity method investment	(29,918)	(2,208)	(31,702)	(4,418)
Loss from continuing operations before income taxes	(48,251)	(16,516)	(57,098)	(35,925)
Provision for income taxes	4	622	97	848
Net loss from continuing operations	(48,255)	(17,138)	(57,195)	(36,773)
(Loss) income from discontinued operations, net of tax	(34)	2,425	31,971	2,137
Net loss	$(48,289)	$(14,713)	$(25,224)	$(34,636)

Basic and diluted net income (loss) per share
Continuing operations - common stock	$(0.44)	$(0.15)	$(0.52)	$(0.33)
Discontinued operations - common stock	$—	$0.02	$0.29	$0.02
Total net loss per share - common stock	$(0.44)	$(0.13)	$(0.23)	$(0.31)

Weighted average shares outstanding
Basic and diluted - common stock	110,831,456	110,209,510	110,731,925	110,057,981

NantHealth, Inc.
Supplemental Revenue Schedule
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Software-as-a-service related	$17,521	$18,291	$35,642	$36,093
Total software-related revenue	17,521	18,291	35,642	36,093
Sequencing and molecular analysis	64	491	123	1,305
Home health care services	—	1,270	—	2,863
Total net revenue	$17,585	$20,052	$35,765	$40,261

Cost of Revenue:
Software-as-a-service related	$5,916	$5,658	$11,617	$11,366
Maintenance	—	97	—	167
Amortization of developed technologies	1,143	1,143	2,286	2,376
Total software-related cost of revenue	7,059	6,898	13,903	13,909
Sequencing and molecular analysis	259	1,177	611	3,604
Home health care services	—	648	—	1,471
Total cost of revenue	$7,318	$8,723	$14,514	$18,984

NantHealth, Inc.
Non-GAAP Net Loss from Continuing Operations and
Non-GAAP Net Loss Per Share from Continuing Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss from continuing operations	$(48,255)	$(17,138)	$(57,195)	$(36,773)
Adjustments to GAAP net loss from continuing operations:
Loss from related party equity method investment	29,918	2,208	31,702	4,418
Stock-based compensation expense from continuing operations	396	673	1,049	1,323
Change in fair value of derivatives liability	58	—	63	—
Change in fair value of Bookings Commitment	6,856	(989)	3,727	1,505
Noncash interest expense related to convertible notes	1,593	1,403	3,135	2,760
Intangible amortization from continuing operations	2,009	2,197	4,019	4,484
Impairment of intangible asset	—	3,977	—	3,977
Loss on sale of business	—	582	—	582
Securities litigation costs	—	—	(103)	—
Tax (benefit) provision resulting from certain noncash tax items	(36)	255	(36)	366
Total adjustments to GAAP net loss from continuing operations	40,794	10,284	43,635	19,368
Net loss from continuing operations - Non-GAAP	$(7,461)	$(6,854)	$(13,560)	$(17,405)

Weighted average shares outstanding	110,831,456	110,209,510	110,731,925	110,057,981

Net loss per share from continuing operations - Non-GAAP	$(0.07)	$(0.06)	$(0.12)	$(0.16)

Reconciliation of Net Loss per Common Share from Continuing Operations to Net Loss per Common Share from Continuing Operations - Non-GAAP
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss per common share from continuing operations	$(0.44)	$(0.15)	$(0.52)	$(0.33)
Adjustments to GAAP net loss per common share from continuing operations:
Loss from related party equity method investment	0.28	0.01	0.29	0.03
Stock-based compensation expense from continuing operations	—	0.01	0.01	0.01
Change in fair value of derivatives liability	—	—	—	—
Change in fair value of Bookings Commitment	0.06	(0.01)	0.03	0.01
Noncash interest expense related to convertible notes	0.01	0.01	0.03	0.03
Intangible amortization from continuing operations	0.02	0.02	0.04	0.04
Impairment of intangible asset	—	0.04	—	0.04
Loss on sale of business	—	0.01	—	0.01
Securities litigation costs	—	—	—	—
Tax (benefit) provision resulting from certain noncash tax items	—	—	—	—
Total adjustments to GAAP net loss per common share from continuing operations	0.37	0.09	0.40	0.17
Net loss per common share from continuing operations - Non-GAAP	$(0.07)	$(0.06)	$(0.12)	$(0.16)